EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 of our reports dated March 25, 2005 relating to the consolidated financial statements and financial statement schedule of PW Eagle, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota
January 25, 2006